Exhibit 10.4

POTLATCHDELTIC CORPORATION

RESTRICTED STOCK UNIT AWARD NOTICE

AMENDED AND RESTATED 2019 LONG-TERM INCENTIVE PLAN

PotlatchDeltic Corporation, a Delaware corporation (the “Company”), has granted you an Award (the “Award”) of Restricted Stock Units pursuant to Section 7 of the PotlatchDeltic Corporation Amended and Restated 2019 Long-Term Incentive Plan (the “Plan”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (this “Award Notice”), the Restricted Stock Unit Award Agreement (the “Award Agreement”), and the Plan, which have been provided to you simultaneously with this Award Notice and are incorporated into this Award Notice in their entirety.

Participant:

Grant Date:

Vesting Date:

Target Shares:

Vesting Schedule: Unless otherwise provided in the Award Agreement, the Restricted Stock Units will vest with respect to the number of Target Shares on the Vesting Date indicated above, provided that you do not experience a Termination of Service (as defined in the Plan) prior to the Vesting Date. The vested Restricted Stock Units will become payable and will be settled following the Vesting Date.

Deferral: If you elected to defer the issuance of shares of Common Stock under this Award as provided in Section 5 of the Award Agreement, such shares shall be issued as set forth in the deferral election form or agreement that you enter into with the Company.

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, this Award Notice, the Award Agreement, and the Plan. You further acknowledge that as of the Grant Date, this Award Notice, the Award Agreement, and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject. You also acknowledge and agree that you have received, read and understand the PotlatchDeltic Corporation Securities Law Compliance and Insider Trading Policy, a copy of which has been provided to you simultaneously with this Award Notice.

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IN WITNESS WHEREOF, each party has or has caused this Award Notice to be executed as of the respective date set forth below:

CORPORATION:

PotlatchDeltic Corporation

President and Chief Executive Officer

Date:

Acknowledged and agreed as of the Grant Date:

Printed Name:

Acceptance Date:

NOTE: THIS AWARD NOTICE HAS BEEN ELECTRONICALLY SIGNED BY THE PARTICIPANT WHEN THE PARTICIPANT’S NAME AND ACCEPTANCE DATE APPEAR ABOVE.